Exhibit 99.5

P.O. BOX 55046 BOSTON, MA 02205-5046

Your Proxy Vote is Important!

     Vote by Telephone

Please call us toll free at 1-866-977-7699, and follow the instructions provided. If you vote by telephone, you do not have to return your paper ballot.

     Vote by Mail

Please complete, sign and date this form. Fold and return your entire ballot in the enclosed postage paid return envelope.

     Vote by Internet

Please go to the electronic voting site at www.eproxyvote.com/cole or scan the QR code to the left. Follow the on-line instructions. If you vote by internet, you do not have to return your paper ballot.

If Voting by Mail

Remember to sign and date ballot below. Please ensure the address to the right shows through the ▶ window of the enclosed postage paid return envelope.	PROXY TABULATOR P.O. BOX 55046 BOSTON, MA 02205-9836

COLE CREDIT PROPERTY TRUST II, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder hereby appoints D. Kirk McAllaster, Jr. and Kenneth R. Christoffersen, each as proxy and attorney-in-fact, with full power of substitution as determined by the Board of Directors of Cole Credit Property Trust II, Inc., on behalf and in the name of the undersigned, to attend the Annual Meeting of Stockholders of Cole Credit Property Trust II, Inc. to be held at 10:00 a.m. local time on June 12, 2013, at The Ritz-Carlton, Phoenix, 2401 East Camelback Road, Phoenix, Arizona 85016, and any adjournments or postponements thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present. The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders and the joint proxy statement/prospectus, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed herein. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast “FOR” Proposal 1 and Proposal 3 and “FOR ALL” of the nominees for director listed in Proposal 2. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Cole Credit Property Trust II, Inc. Annual Meeting of Stockholders to Be Held on June 12, 2013. The joint proxy statement/prospectus for this meeting is available at: http://www.eproxyvote.com/cole.

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.	▶	Signature(s) Date:

IF NO SPECIFICATION IS MADE BELOW, THIS PROXY WILL BE VOTED FOR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 2 AND FOR THE PROPOSAL TO ADJOURN THE MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IN THE ABSENCE OF SUCH A RECOMMENDATION, IN THEIR DISCRETION.

The Board of Directors unanimously recommends a vote (i) FOR the proposal to approve the merger and the other transactions contemplated by the merger agreement, (ii) FOR ALL of the nominees for election as director listed in Proposal 2 and (iii) FOR the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement.

Proposal 1	To approve the merger of Spirit Realty Capital, Inc. (“Spirit”) with and into Cole Credit Property Trust II, Inc. (“CCPT II”) pursuant to the Agreement and Plan of Merger, dated as of January 22, 2013 by and among CCPT II, Spirit, Cole Operating Partnership II, LP and Spirit Realty, L.P. and the other transactions contemplated by the merger agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2	To elect the following nominees as directors.	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*

	(1) Christopher H. Cole (2) Marcus E. Bromley (3) George N. Fugelsang	☐	☐	☐

* To Withhold authority to vote for any individual nominee(s) write the number(s) of the nominee(s) in the box below.

Proposal 3	To adjourn the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐